Q2 2022 Earnings August 2022 Exhibit 99.2

Forward-Looking Statements Certain statements in this presentation are forward-looking as defined in the Private Securities Litigation Reform Act of 1995. Any statements contained herein (including, but not limited to, statements to the effect that Sprouts Farmers Market, Inc. (the “Company”) or its management "anticipates," "plans," "estimates," "expects," "believes," or the negative of these terms and other similar expressions) that are not statements of historical fact should be considered forward-looking statements, including, without limitation, statements regarding the Company’s guidance, outlook, strategy, financial targets, growth and opportunities. These statements involve certain risks and uncertainties that may cause actual results to differ materially from expectations as of the date of this presentation. These risks and uncertainties include, without limitation, the Company’s ability to execute on its long-term strategy; the Company’s ability to successfully compete in its competitive industry; the Company’s ability to successfully open new stores; the Company’s ability to manage its rapid growth; the Company’s ability to maintain or improve its comparable store sales and operating margins; the Company’s ability to identify and react to trends in consumer preferences; product supply disruptions; equipment supply disruptions; general economic conditions; accounting standard changes; risks associated with the COVID-19 pandemic; and other factors as set forth from time to time in the Company’s Securities and Exchange Commission filings. The Company intends these forward-looking statements to speak only as of the date of this presentation and does not undertake to update or revise them as more information becomes available, except as required by law. Non-GAAP Financial Measures We refer to EBIT, adjusted EBIT, adjusted EBIT Margin, and adjusted diluted earnings per share, each of which is a Non-GAAP Financial Measure. These measures are not prepared in accordance with, and are not intended as alternatives to, generally accepted accounting principles in the United States, or GAAP. The Company's management believes that such measures provide useful information to management, analysts and investors regarding certain additional financial and business trends relating to its results of operations and financial condition. In addition, management uses these measures for reviewing the financial results of the Company, and certain of these measures may be used as components of incentive compensation. The Company defines EBIT, as net income before interest expense and provision for income tax, and adjusted EBIT as EBIT, excluding the impact of special items. Adjusted EBIT Margin reflects adjusted EBIT, divided by net sales for the applicable period. The Company defines adjusted diluted earnings per share as diluted earnings per share excluding the impact of special items. Non-GAAP measures are intended to provide additional information only and do not have any standard meanings prescribed by GAAP. Use of these terms may differ from similar measures reported by other companies. Because of their limitations, non-GAAP measures should not be considered as a measure of discretionary cash available to use to reinvest in the growth of the Company’s business, or as a measure of cash that will be available to meet the Company’s obligations. Each non-GAAP measure has its limitations as an analytical tool, and you should not consider them in isolation or as a substitute for analysis of the Company’s results as reported under GAAP. To the extent forward looking non-GAAP financial measures are provided herein, they are not reconciled to comparable forward-looking GAAP measures due to the inherent difficulty in forecasting and quantifying certain amounts that are necessary for such reconciliation.

Q2 2022 Highlights Net Sales +5% Comps (1) +2.0% Diluted EPS $0.57 New Stores 2 Cash Generation $56M From Operations Share Repurchases $65M Comparable Store Sales

Second Quarter Sales Drivers – Shelves Stocked with Trend Forward Product Continued strength in convenient deli grab and go meals Differentiated departments like Grocery, Dairy, Bakery continue to see year over year growth Ecommerce grew 15% and remains elevated

Maintaining a Structurally Improved Margin Profile 5 ($ in mm) ADJUSTED EBIT & Adjusted EBIT Margin(1) See the Appendix to this presentation for a reconciliation of EBIT to adjusted EBIT – for 2021 and 2022, adjustments to EBIT were immaterial; thus, only EBIT is presented.

From 2015 through Q2, 2022: Repurchased 54 million shares Reduced shares outstanding 35% Purchased $1.3B to date $501M remaining on our share repurchase authorization* $0 Total Annual Share Repurchase Driving Shareholder Value Through An Ongoing Share Repurchase Program ($ in mm) * As of July 3, 2022

2022 Outlook 15-17 new stores Capex $130M to $150M Third Quarter, 2022: Comparable sales growth expected be 1% to 2% and EPS $0.49 to $0.53 Total sales growth between 4% and 5% Comp sales growth between 1% and 2% Slight increase to gross margins Earnings per share (EPS) $2.18 to $2.26

Appendix

SPROUTS FARMERS MARKET, INC. AND SUBSIDIARIES NON-GAAP MEASURE RECONCILIATION (UNAUDITED) (IN THOUSANDS) The following table shows a reconciliation of EBIT and adjusted EBIT to net income, as well as a reconciliation of net income and diluted earnings per share to adjusted net income and adjusted diluted earnings per share for the twenty-six weeks ended July 3, 2022, July 4, 2021, June 28, 2020, and June 30, 2019: Appendix Includes professional fees related to strategic initiatives. After-tax impact includes the tax benefit on the pre-tax charge. Includes the direct costs associated with store closures and relocation.